Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45673) pertaining to American Greetings Retirement Profit Sharing and Savings Plan of our report dated June 24, 2005, with respect to the financial statements and supplemental schedule of American Greetings Retirement Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 24, 2005